Exhibit 99.1

For Release: August 24, 2009	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Announces Share Repurchase Program

WAYNESBORO, VA – August 24, 2009 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, announced today that its Board of Directors has approved a share repurchase program.

Under the share repurchase program, the Board of Directors authorized management to repurchase up to $40 million of NTELOS’ common stock.

The Company may conduct its purchases in the open market, in privately negotiated transactions, through derivative transactions or through purchases made in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The share repurchase program does not require the Company to acquire any specific number of shares and may be terminated at any time.

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About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, IPTV–based video services and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.